                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

BUFFALO, NY, January 27, 2022 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2022 third quarter, which ended December 31, 2021. Results include the additions of Dorner Manufacturing Corporation and Garvey Corporation, which were acquired on April 7, 2021 and December 1, 2021, respectively.
Third Quarter Highlights (compared with prior year period)
•Advancing Columbus McKinnon’s transformation to intelligent motion solutions for material handling
•Garvey acquisition enhances precision conveyance platform with leading accumulation systems
•Sales grew 30% from acquisitions, strong organic volume and improved pricing
•Orders up 14% year-over-year excluding acquisitions; strong demand across end markets; Backlog at quarter end was record $295 million
•Gross margin was 34.7%; adjusted gross margin of 36.7% matched record set in second quarter
•Solid cash generation while building inventory to address strong demand amidst supply chain constraints
David Wilson, President and CEO of Columbus McKinnon, commented, “We believe our strong results in the quarter reflect our successful execution of the Blueprint for Growth 2.0 strategy as we advance the transformation of Columbus McKinnon. The acquisition of Garvey Corporation completed in December 2021 was an excellent example of an ideal bolt-on acquisition that expands our precision conveyance capabilities and deepens our reach into the fast growing and less cyclical food & beverage and pharmaceutical industries. In addition, strong volume and productivity, combined with pricing that more than offset material inflation, delivered record third quarter gross margin. We are successfully navigating a dynamic and challenging environment and delivering solid results while experiencing strong demand across the business. As a result, we are entering our fiscal fourth quarter with record backlog.”
He added, “As a global expert in floor-to-ceiling intelligent motion solutions for material handling, we see our solutions as uniquely positioned to drive value in this global economy. Our solutions are enabling our customers in e-commerce, food & beverage, life sciences, aerospace and automotive to address some of the most pressing issues that they are facing today. We are providing critical support for vaccine deliveries, e-commerce expansion, supply chain rebalancing, labor shortages, capacity expansion and modernization.”

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
Third Quarter Fiscal 2022 Sales

($ in millions)	Q3 FY 22	Q3 FY 21	Change	% Change
Net sales	$216.1	$166.5	$49.5	29.7%

U.S. sales	$128.7	$87.6	$41.1	46.9%
% of total	60%	53%
Non-U.S. sales	$87.4	$78.9	$8.5	10.8%
% of total	40%	47%
For the quarter, sales increased $49.5 million, or 29.7%. Acquisitions added $36.4 million in sales. In the U.S., volume improved $6.5 million, or 7.5%, and price improved $3.2 million, or 3.6%. U.S. sales related to acquisitions were $31.4 million. Outside the U.S., volume improved $2.4 million, or 3.1%, and price improved $2.5 million, or 3.1%. This more than offset unfavorable foreign currency translation of $1.5 million, or 0.9% of total sales. Acquisitions added $5.0 million of sales outside the U.S.

Third Quarter Fiscal 2022 Operating Results

($ in millions)	Q3 FY 22	Q3 FY 21	Change	% Change
Gross profit	$75.1	$55.3	$19.7	35.7%
Gross margin	34.7%	33.2%	150 bps
Income from operations	$15.3	$10.4	$4.9	46.6%
Operating margin	7.1%	6.3%	80 bps
Adjusted income from operations*	$20.5	$11.2	$9.3	83.5%
Adjusted operating margin*	9.5%	6.7%	280 bps
Net income (loss)	$9.9	$6.6	$3.3	50.0%
Net income (loss) margin	4.6%	4.0%	60 bps
Diluted EPS	$0.34	$0.27	$0.07	25.9%
Adjusted EPS*	$0.60	$0.36	$0.24	66.7%
Adjusted EBITDA*	$30.7	$18.1	$12.6	69.4%
Adjusted EBITDA margin*	14.2%	10.9%	330 bps
*Adjusted operating income, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income, adjusted operating margin, adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.
Acquisitions added $6.8 million in adjusted operating income. Adjusted earnings per diluted share were $0.60 in the fiscal 2022 third quarter compared with $0.36 in the prior year. Adjusted EPS excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.

Fourth Quarter Fiscal 2022 Outlook
Columbus McKinnon expects fourth quarter fiscal 2022 sales of approximately $235 million at current exchange rates. Mr. Wilson commented, “We have had great momentum throughout fiscal 2022 and expect to end on a strong note. As we look beyond this fiscal year, we are greatly encouraged with the progress we are making as an organization as we focus on faster growing markets, enhance our capabilities with new technologies and build a world-class organization that will be central to the automation of material handling around the world.”

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question-and-answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13725924. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, February 3. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its Blueprint for Growth 2.0 strategy and execute CMBS; and the Company’s ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Senior Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2021	December 31, 2020	Change
Net sales	$216,088	$166,547	29.7%
Cost of products sold	141,031	111,232	26.8%
Gross profit	75,057	55,315	35.7%
Gross profit margin	34.7%	33.2%
Selling expenses	24,468	18,829	29.9%
% of net sales	11.3%	11.3%
General and administrative expenses	25,144	19,859	26.6%
% of net sales	11.6%	11.9%
Research and development expenses	3,875	3,038	27.6%
% of net sales	1.8%	1.8%
Amortization of intangibles	6,254	3,142	99.0%
Income from operations	15,316	10,447	46.6%
Operating margin	7.1%	6.3%
Interest and debt expense	4,375	2,986	46.5%
Investment (income) loss	(76)	(495)	(84.6)%
Foreign currency exchange (gain) loss	512	602	(15.0)%
Other (income) expense, net	(455)	144	NM
Income (loss) before income tax expense (benefit)	10,960	7,210	52.0%
Income tax expense (benefit)	1,066	616	73.1%
Net income (loss)	$9,894	$6,594	50.0%

Average basic shares outstanding	28,469	23,928	19.0%
Basic income (loss) per share	$0.35	$0.28	25.0%

Average diluted shares outstanding	28,840	24,201	19.2%
Diluted income (loss) per share	$0.34	$0.27	25.9%

Dividends declared per common share	$0.06	$0.06

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2021	December 31, 2020	Change
Net sales	$653,187	$463,407	41.0%
Cost of products sold	422,932	307,270	37.6%
Gross profit	230,255	156,137	47.5%
Gross profit margin	35.3%	33.7%
Selling expenses	72,107	56,087	28.6%
% of net sales	11.0%	12.1%
General and administrative expenses	78,495	53,842	45.8%
% of net sales	12.0%	11.6%
Research and development expenses	11,283	8,703	29.6%
% of net sales	1.7%	1.9%
Amortization of intangibles	18,648	9,449	97.4%
Income from operations	49,722	28,056	77.2%
Operating margin	7.6%	6.1%
Interest and debt expense	14,774	9,192	60.7%
Cost of debt refinancing	14,803	—	NM
Investment (income) loss	(624)	(1,429)	(56.3)%
Foreign currency exchange (gain) loss	1,047	1,083	(3.3)%
Other (income) expense, net	(744)	20,081	NM
Income (loss) before income tax expense (benefit)	20,466	(871)	NM
Income tax expense (benefit)	2,632	(392)	NM
Net income (loss)	$17,834	$(479)	NM

Average basic shares outstanding	27,887	23,871	16.8%
Basic income (loss) per share	$0.64	$(0.02)	NM

Average diluted shares outstanding	28,255	23,871	18.4%
Diluted income (loss) per share	$0.63	$(0.02)	NM

Dividends declared per common share	$0.12	$0.12

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2021	March 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$106,699	$202,127
Trade accounts receivable	125,879	105,464
Inventories	175,099	111,488
Prepaid expenses and other	33,449	22,763
Total current assets	441,126	441,842

Property, plant, and equipment, net	98,219	74,753
Goodwill	657,084	331,176
Other intangibles, net	400,560	213,362
Marketable securities	11,099	7,968
Deferred taxes on income	2,138	20,080
Other assets	61,247	61,251
Total assets	$1,671,473	$1,150,432

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$74,061	$68,593
Accrued liabilities	116,410	110,816
Current portion of long-term debt and finance lease obligations	40,530	4,450
Total current liabilities	231,001	183,859

Term loan and finance lease obligations	480,589	244,504
Other non-current liabilities	214,248	191,920
Total liabilities	925,838	620,283

Shareholders’ equity:
Common stock	285	240
Additional paid-in capital	503,701	296,093
Retained earnings	308,223	293,802
Accumulated other comprehensive loss	(66,574)	(59,986)
Total shareholders’ equity	745,635	530,149
Total liabilities and shareholders’ equity	$1,671,473	$1,150,432

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2021	December 31, 2020
Operating activities:
Net income (loss)	$17,834	$(479)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	31,245	21,203
Deferred income taxes and related valuation allowance	(1,940)	(7,344)
Net loss (gain) on sale of real estate, investments, and other	(390)	(1,262)
Stock based compensation	8,485	5,840
Amortization of deferred financing costs	1,274	1,986
Cost of debt refinancing	14,803	—
Loss (gain) on hedging instruments	682	—
Non-cash pension settlement expense	—	18,933
Gain on sale of building	(375)	(2,638)
Non-cash lease expense	5,936	5,721
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	3,931	34,254
Inventories	(42,215)	20,786
Prepaid expenses and other	(5,544)	(1,564)
Other assets	(298)	545
Trade accounts payable	(4,229)	(8,764)
Accrued liabilities	2,608	(9,922)
Non-current liabilities	(8,080)	(5,347)
Net cash provided by (used for) operating activities	23,727	71,948

Investing activities:
Proceeds from sales of marketable securities	3,441	4,231
Purchases of marketable securities	(6,357)	(4,067)
Capital expenditures	(9,506)	(5,904)
Proceeds from sale of building, net of transaction costs	461	5,453
Proceeds from insurance reimbursement	482	100
Purchases of businesses, net of cash acquired	(539,778)	—
Dividend received from equity method investment	324	587
Proceeds from sale of fixed assets	—	446
Net cash provided by (used for) investing activities	(550,933)	846

Financing activities:
Proceeds from issuance of common stock	2,520	1,828
Borrowings under line-of-credit agreements	—	25,000
Payments under line-of-credit agreements	—	(25,000)
Repayment of debt	(467,725)	(3,338)
Proceeds from issuance of long-term debt	725,000	—
Proceeds from equity offering	207,000	—
Fees related to debt and equity offering	(26,184)	—
Cash inflows from hedging activities	13,234	—
Cash outflows from hedging activities	(13,687)	—
Fees paid for revolver extension	—	(826)
Payment of dividends	(4,852)	(4,294)
Other	(2,054)	(1,050)
Net cash provided by (used for) financing activities	433,252	(7,680)

Effect of exchange rate changes on cash	(1,474)	8,062

Net change in cash and cash equivalents	(95,428)	73,176
Cash, cash equivalents, and restricted cash at beginning of year	202,377	114,700
Cash, cash equivalents, and restricted cash at end of period	$106,949	$187,876

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Q3 FY 2022 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2021 Sales	$166.5		$463.4
Acquisitions	36.4	21.8%	104.1	22.5%
Volume	9.1	5.4%	66.7	14.4%
Pricing	5.6	3.4%	11.6	2.5%
Foreign currency translation	(1.5)	(0.9)%	7.4	1.6%
Total change	$49.6	29.7%	$189.8	41.0%
Fiscal 2022 Sales	$216.1		$653.2

COLUMBUS McKINNON CORPORATION
Q3 FY 2022 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2021 Gross Profit	$55.3	$156.1
Acquisitions	16.7	44.0
Sales volume and mix	3.2	23.1
Productivity, net of other cost changes	3.6	11.9
Price, net of material cost inflation	1.4	3.0
Prior year factory closure costs	0.3	2.7
Foreign currency translation	(0.5)	2.4
Prior year business realignment costs	0.2	0.6
Acquisition integration costs	—	(0.5)
Acquisition amortization of backlog	(0.5)	(0.5)
Business realignment costs	(0.7)	(1.6)
Prior year gain on sale of building	—	(2.2)
Tariffs	(0.4)	(2.2)
Product liability	(3.0)	(3.0)
Acquisition inventory step-up expense	(0.5)	(3.5)
Total change	19.8	74.2
Fiscal 2022 Gross Profit	$75.1	$230.3

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 22	63	64	61	63	251

FY 21	63	64	61	63	251

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	December 31, 2021		September 30, 2021		March 31, 2021		December 31, 2020
($ in millions)
Backlog	$294.7		$255.6		$171.7		$152.4
Long-term backlog
Expected to ship beyond 3 months	$116.3		$110.5		$68.0		$62.1
Long-term backlog as % of total backlog	39.5%		43.2%		39.6%		40.7%

Trade accounts receivable
Days sales outstanding (3)	50.6	days	51.0	days	51.5	days	51.5	days

Inventory turns per year (3)
(based on cost of products sold)	3.3	turns	3.9	turns	4.4	turns	3.9	turns
Days' inventory (3)	111.4	days	94.7	days	83.3	days	93.1	days

Trade accounts payable
Days payables outstanding (3)	56.9	days	54.3	days	58.7	days	46.6	days

Working capital as a % of sales (2)	15.2%		14.4%		9.3%		13.3%

Net cash provided by (used for) operating activities	$5.8		$25.3		$26.9		$25.0
Capital expenditures	$2.8		$3.1		$6.4		$3.1
Free cash flow (1)	$3.0		$22.2		$20.5		$21.9

Debt to total capitalization percentage	41.1%		38.1%		32.0%		33.4%

Debt, net of cash, to net total capitalization	35.7%		32.1%		8.1%		11.1%
(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.
(2) December 31, 2021 and September 30, 2021 figures exclude the impact of the acquisitions of Dorner and Garvey.
(3) December 31, 2021 figures exclude the impact of the acquisition of Garvey.

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
GAAP gross profit	$75,057	$55,315	$230,255	$156,137
Add back (deduct):
Acquisition inventory step-up expense	515	—	3,496	—
Product liability settlement	2,850	—	2,850	—
Business realignment costs	692	237	1,606	566
Acquisition integration costs	—	—	521	—
Acquisition amortization of backlog	450	—	450	—
Factory closures	—	250	—	2,671
Gain on sale of building	—	—	—	(2,189)
Non-GAAP adjusted gross profit	$79,564	$55,802	$239,178	$157,185

Sales	$216,088	$166,547	$653,187	$463,407
Add back:
Acquisition amortization of backlog	450	—	450	—
Non-GAAP sales	$216,538	$166,547	$653,637	$463,407

Gross margin - GAAP	34.7%	33.2%	35.3%	33.7%
Adjusted gross margin - Non-GAAP	36.7%	33.5%	36.6%	33.9%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
GAAP income from operations	$15,316	$10,447	$49,722	$28,056
Add back (deduct):
Acquisition deal and integration costs	370	—	10,244	—
Acquisition inventory step-up expense	515	—	3,496	—
Product liability settlement	2,850	—	2,850	—
Business realignment costs	964	237	2,787	1,058
Acquisition amortization of backlog	450	—	450	—
Factory closures	—	469	—	3,472
Insurance recovery legal costs	—	—	—	229
Gain on sale of building	—	—	—	(2,638)
Non-GAAP adjusted income from operations	$20,465	$11,153	$69,549	$30,177

Sales	$216,088	$166,547	$653,187	$463,407
Add back:
Acquisition amortization of backlog	450	—	450	—
Non-GAAP sales	$216,538	$166,547	$653,637	$463,407

Operating margin - GAAP	7.1%	6.3%	7.6%	6.1%
Adjusted operating margin - Non-GAAP	9.5%	6.7%	10.6%	6.5%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
GAAP net income (loss)	$9,894	$6,594	$17,834	$(479)
Add back (deduct):
Amortization of intangibles	6,254	3,142	18,648	9,449
Cost of debt refinancing	—	—	14,803	—
Acquisition deal and integration costs	370	—	10,244	—
Acquisition inventory step-up expense	515	—	3,496	—
Product liability settlement	2,850	—	2,850	—
Business realignment costs	964	237	2,787	1,058
Acquisition amortization of backlog	450	—	450	—
Non-cash pension settlement expense	—	—	—	19,046
Factory closures	—	469	—	3,472
Insurance recovery legal costs	—	—	—	229
Gain on sale of building	—	—	—	(2,638)
Normalize tax rate to 22% (1)	(3,854)	(1,817)	(13,592)	(6,936)
Non-GAAP adjusted net income	$17,443	$8,625	$57,520	$23,201

Average diluted shares outstanding	28,840	24,201	28,255	24,088

Diluted income (loss) per share - GAAP	$0.34	$0.27	$0.63	$(0.02)

Diluted income per share - Non-GAAP	$0.60	$0.36	$2.04	$0.96
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Revenue Growth of 30% for Third Quarter Fiscal Year 2022

January 27, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
GAAP net income (loss)	$9,894	$6,594	$17,834	$(479)
Add back (deduct):
Income tax expense (benefit)	1,066	616	2,632	(392)
Interest and debt expense	4,375	2,986	14,774	9,192
Investment (income) loss	(76)	(495)	(624)	(1,429)
Foreign currency exchange (gain) loss	512	602	1,047	1,083
Other (income) expense, net	(455)	144	(744)	20,081
Depreciation and amortization expense	10,276	6,993	31,245	21,203
Cost of debt refinancing	—	—	14,803	—
Acquisition deal and integration costs	370	—	10,244	—
Acquisition inventory step-up expense	515	—	3,496	—
Product liability settlement	2,850	—	2,850	—
Business realignment costs	964	237	2,787	1,058
Acquisition amortization of backlog	450	—	450	—
Factory closures	—	469	—	3,472
Insurance recovery legal costs	—	—	—	229
Gain on sale of building	—	—	—	(2,638)
Non-GAAP adjusted EBITDA	$30,741	$18,146	$100,794	$51,380

Sales	$216,088	$166,547	$653,187	$463,407
Add back:
Acquisition amortization of backlog	450	—	450	—
Non-GAAP sales	$216,538	$166,547	$653,637	$463,407

Net income (loss) margin - GAAP	4.6%	4.0%	2.7%	(0.1)%
Adjusted EBITDA margin - Non-GAAP	14.2%	10.9%	15.4%	11.1%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.